                                                                     Exhibit 4.3

                      WESTBOROUGH FINANCIAL SERVICES, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF MASSACHUSETTS


THIS CERTIFIES THAT



is the owner of


                     FULLY PAID AND NONASSESSABLE SHARES OF
                   COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

                      WESTBOROUGH FINANCIAL SERVICES, INC.

(the "Corporation"), a corporation formed under the laws of the State of Massachusetts. The shares represented by this Certificate are transferrable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:


By:                                  By:

     -------------------------------     ------------------------------
            Corporate Secretary                   President and
                                             Chief Executive Officer

                                   RESTRICTION
                    [Note: to be used only on certain shares]

      The shares, or any interest therein, represented by this Certificate may not be sold or otherwise disposed of, directly or indirectly, by the registered holder hereof for a period of one year from the date of issuance hereof, except in the event of the death or judicial declaration of incompetency of the registered holder.

                     WESTBOROUGH FINANCIAL SERVICES, INC.

      The shares represented by this Certificate are issued subject to all the provisions of the Articles of Organization and Bylaws of WESTBOROUGH FINANCIAL SERVICES, INC. (the "Corporation") as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Articles of Organization.

      The Articles of Organization of the Corporation contains certain provisions, applicable upon the effective date of the reorganization of Westborough Savings Bank from a Massachusetts mutual savings bank to a Massachusetts stock savings bank and the concurrent acquisition by the Corporation of all of the outstanding capital stock of The Westborough Bank, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of, in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), exclusive of the shares beneficially owned by Westborough Bancorp, MHC. The Articles of Organization contain a provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are limited to one hundredth (1/100) of one vote per share with respect to such shares in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock, exclusive of the shares beneficially owned by Westborough Bancorp, MHC. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Articles of Organization or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

      The Articles of Organization of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

      The Corporation will furnish to any shareholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.

                            -------------------------

      The following abbreviations when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with right of survivorship
            and not as tenants in common

UNIF GIFT MIN ACT.................Custodian...................
                       (Cust)                    (Minor)
under Uniform Gifts to Minors Act.............................
                                           (State)

     Additional abbreviations may also be used though not in the above list

      For value received, _______________________________________________ hereby sell(s), assign(s) and transfer(s) unto ________________________________________
__________________________________ shares of Common Stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) ________ __________________________ as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date: ___________________________


                            Signature __________________________________________


                            Signature __________________________________________

                            NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.